FIRST CHARTER CORPORATION                                 Exhibit 11.1
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

(Dollars in thousands, except per share data)

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
                                                                                 Years Ended December 31,
                                                                      --------------------------------------------
                                                                         1997             1996            1995
                                                                      --------------------------------------------

NET INCOME PER SHARE COMPUTED AS FOLLOWS:
BASIC NET INCOME:
1.   Net income.................................................      $    8,401       $   10,069       $    8,304
                                                                      ==========       ==========       ==========
2.   Weighted average common shares
        outstanding.............................................       9,236,786        9,183,738        8,779,066
                                                                      ==========       ==========       ==========
3.   Basic net income per share.................................      $     0.91       $     1.10       $     0.95
                                                                      ==========       ==========       ==========
     (Item 1 Divided by Item 2)

DILUTED NET INCOME:
1.   Net income.................................................      $    8,401       $   10,069       $    8,304
                                                                      ==========       ==========       ==========
2.   Weighted average common shares
        outstanding.............................................       9,236,786        9,183,738        8,779,066
3.   Dilutive effect arising from
        assumed exercise of stock options.......................         102,274           51,208           67,289
                                                                      ----------       ----------       ----------
4.   Weighted average common shares and
        equivalent shares outstanding...........................       9,339,060        9,234,946        8,846,355
                                                                      ==========       ==========       ==========
5.   Diluted net income per share...............................      $     0.90       $     1.09       $     0.94
                                                                      ==========       ==========       ==========
        (Item 1 Divided by Item 4)
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